Maverick Oil and Gas, Inc.

Subscription Agreement

October 7, 2007

Insert Name and Address of vendor

Attn: ___________

Re:	Subscription Agreement

Dear Mr. _______:

Reference is made to the Mutual Release of even date herewith (the “Settlement Agreement”) by and between _______________(“Vendor”) and Maverick Oil and Gas, Inc. (collectively, the “Settlement Parties”). For ease of reference, capitalized terms utilized herein shall have the meanings ascribed thereto in the Settlement Agreement. This correspondence shall serve as a Subscription Agreement (this “Agreement”) which is intended to evidence the issuance to Vendor of _____ newly issued shares (the “Settlement Shares”) of the Common Stock of Maverick Oil and Gas, Inc. (the “Company”).

(a)        Understanding the Nature of Securities. The Settlement Parties each understand and acknowledge that:

(i)        The Settlement Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws and are being issued and sold in reliance upon certain exemptions contained in the Act;

(ii)       The Settlement Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Act;

(iii)      The Settlement Shares cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary; and

(iv)      The Settlement Shares and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

(b)        Sophisticated Investor. The Vendor has such knowledge and experience in business and financial matters such that it is capable of evaluating the merits and risks of an investment in the Settlement Shares;

(c)        Investment Intent. The Vendor hereby acknowledge that it has been advised that the offer and sale of Settlement Shares covered by this Agreement has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this offering is intended to be a non-public offering pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. Vendor represents that the Settlement Shares are being purchased for its own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others;

(d)        State Securities Laws. The Vendor understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Settlement Shares;

(e)        No General Solicitation. The Vendor acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the Settlement Shares has been made to it;

(f)        Loss of Investment. The Vendor’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth. The Vendor’s investment in Maverick will not cause such overall commitment to become excessive. The Vendor can afford to bear the loss of its entire investment in Maverick, and has adequate means of providing for its current needs and personal contingencies and it has no need for liquidity in its investment in the Settlement Shares;

(g)        Advice of Tax and Legal Advisors. The Vendor has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment;

(h)        Access to Information. The Vendor has had access to all material and relevant information concerning Maverick, its management, financial condition, capitalization,

market information, properties and prospects necessary to enable it to make an informed investment decision with respect to its investment in the Settlement Shares. The Vendor acknowledges that it has been provided with an opportunity to review a copy of the reports filed by Maverick with the SEC under the Securities Exchange Act of 1934, and has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors described in the Maverick’s Annual Report on Form 10-K for the year ended August 31, 2006, as modified in its subsequent reports on Form 10-Q; and

(i)        Accredited Investor Status. The Vendor is an "Accredited Investors" as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act.

Would you kindly confirm the representations made above and your agreement to subscribe for the Shares by placing your signature on the lines provided below intending to be legally bound thereby.

MAVERICK OIL AND GAS, INC.

BY: ____________________
Authorized executive officer

Acknowledged by:

VENDOR [INSERT NAME}

BY:________________________

Name:
Title: